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                                                                     EXHIBIT 5.2


                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]



                                  June 23, 1998



AMB Property, L.P.
505 Montgomery Street
San Francisco, California 94111

AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111


    Re:  AMB Property, L.P., a Delaware limited partnership
         (the "Partnership") - Issuance of $400,000,000 Aggregate Principal Amount of the Partnership's Notes (the "Debt Securities") Pursuant to a Registration Statement on Form S-11 (Registration No. 333-
         49163), as  supplemented


Ladies and Gentlemen:

         In connection with the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement on Form S-11 (Registration No. 333-49163) filed by the Partnership and AMB Property Corporation, a Maryland corporation and general partner of the Partnership (the "Corporation"), with the Securities and Exchange Commission (the "Commission") on April 2, 1998, together with Amendment No. 1 thereto filed with the Commission on May 15, 1998, Amendment No. 2 thereto filed with the Commission on June 8, 1998, and Amendment No. 3 thereto filed with the Commission on June 15, 1998 (collectively, the "Registration Statement"), you have requested an opinion with respect to the matters set forth below.

         We have acted as special Maryland corporate counsel to the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation, in its individual capacity and in its capacity


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AMB Property, L.P.
AMB Property Corporation
June 23, 1998
Page 2



as general partner of the Partnership, in connection with the authorization, issuance and sale by the Partnership of the Debt Securities. For purposes of this opinion we have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from officers of the Corporation upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "Department"), including the charter of the Corporation consisting of Articles of Incorporation filed with the Department on November 24, 1997. We have also examined the bylaws of the Corporation adopted as of November 24, 1997, Resolutions of the Board of Directors of the Corporation adopted on or as of March 6, 1997 and June 19, 1998, in full force and effect as of the date hereof, and the form of Indenture by and among the Partnership, the Corporation and the State Street Bank and Trust Company of California, NA, as a trustee, in the form attached to the Registration Statement (the "Indenture"), and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

         We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals to all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument document or certificate referred to herein on behalf of any party is duly authorized to do so.

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter (i) the Corporation is duly organized and validly existing as a corporation under the laws of the State of Maryland; (ii) the execution and delivery of the Indenture by the Corporation on its own behalf and by the Corporation in its capacity as general partner of the Partnership has been duly authorized by all necessary corporate action on the part of the Corporation; and
(iii) once the final terms and provisions of the Debt Securities have been established by the Board of Directors of the Corporation or by a committee thereof duly authorized to do so, the execution and delivery of the Debt Securities by the Corporation, in its capacity as a general partner of the Partnership, will be duly authorized by all necessary corporate action on the part of the Corporation.

         We consent to your filing of this opinion as an Exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to any applications to


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AMB Property, L.P.
AMB Property Corporation
June 23, 1998
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securities commissioners for the various states of the United States for registration of the Debt Securities. We also consent to the identification of our firm as Maryland counsel to the Corporation in the section of the prospectus, which comprises a portion of the Registration Statement, entitled "Legal Matters."

         The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                   Very truly yours,


                                   /s/ Ballard Spahr Andrews & Ingersoll








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